UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.000% Notes due 2023	MO23A	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

New Notes Offering

On February 4, 2021, Altria Group, Inc. (the “Company”) issued $1,750,000,000 aggregate principal amount of its 2.450% Notes due 2032 (the “2032 Notes”), $1,500,000,000 aggregate principal amount of its 3.400% Notes due 2041 (the “2041 Notes”), $1,250,000,000 aggregate principal amount of its 3.700% Notes due 2051 (the “2051 Notes”) and $1,000,000,000 aggregate principal amount of its 4.000% Notes due 2061 (the “2061 Notes” and, together with the 2032 Notes, the 2041 Notes and the 2051 Notes, the “Notes”). The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of November 4, 2008, among the Company, Philip Morris USA Inc., a wholly owned subsidiary of the Company (“PM USA”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Each series of Notes is guaranteed by PM USA. PM USA’s guarantees were issued pursuant to the Indenture and are evidenced by guarantee agreements made by PM USA in favor of the Trustee for the Notes (the “Guarantee Agreements”).

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness. The Guarantee Agreements are PM USA’s senior unsecured obligations and rank equally in right of payment with all of PM USA’s existing and future senior unsecured indebtedness.

On February 1, 2021, the Company and PM USA entered into a Terms Agreement (the “Terms Agreement”) with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell the Notes to the Underwriters. The provisions of an Underwriting Agreement, dated as of November 4, 2008 (the “Underwriting Agreement”), are incorporated by reference in the Terms Agreement.

Interest on the Notes is payable semiannually on February 4 and August 4 of each year, commencing August 4, 2021, to holders of record on the preceding January 18 or July 18, as the case may be.

The 2032 Notes will mature on February 4, 2032, the 2041 Notes will mature on February 4, 2041, the 2051 Notes will mature on February 4, 2051 and the 2061 Notes will mature on February 4, 2061.

The Company has filed a Prospectus, dated October 30, 2020 (Registration No. 333-249743), and a Prospectus Supplement, dated February 1, 2021, with the Securities and Exchange Commission in connection with the public offering of the Notes.

The descriptions of the Underwriting Agreement, the Terms Agreement and the Guarantee Agreements are qualified in their entirety by the terms of such agreements themselves. Please refer to such agreements and the form of Notes, each of which is incorporated herein by reference and is an exhibit to this report as Exhibits 1.1, 1.2, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8.

Redemption of 3.490% Notes due 2022

On February 4, 2021, the Company exercised its optional redemption rights to redeem all of its outstanding 3.490% Notes due 2022 (the “2022 Notes”) in an aggregate principal amount of $1,000,000,000. The date fixed for the redemption of the 2022 Notes is February 19, 2021 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such 2022 Notes matured on February 16, 2022 (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined in the 2022 Notes), plus 15 basis points, plus, in either case, accrued and unpaid interest on the 2022 Notes, if any, to, but excluding, the Redemption Date. The foregoing does not constitute a notice of redemption with respect to the 2022 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

1.1	Underwriting Agreement, dated November 4, 2008 (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-3 (No. 333-155009))

1.2	Terms Agreement, dated February 1, 2021, among the Company, PM USA and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

4.1	Guarantee Agreement 2.450% Notes due 2032

4.2	Guarantee Agreement 3.400% Notes due 2041

4.3	Guarantee Agreement 3.700% Notes due 2051

4.4	Guarantee Agreement 4.000% Notes due 2061

4.5	Form of 2.450% Notes due 2032

4.6	Form of 3.400% Notes due 2041

4.7	Form of 3.700% Notes due 2051

4.8	Form of 4.000% Notes due 2061

5.1	Opinion of Hunton Andrews Kurth LLP

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and Associate General Counsel

DATE:    February 4, 2021

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